UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 28, 2025

VoIP-PAL.COM INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55613	98-0184110
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7215 Bosque Blvd., Suite 102, Waco, TX	76710-4020
(Address of Principal Executive Offices)	(Zip Code)

1-954-495-4600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 29, 2025, the the board of directors of VoIP-Pal.Com Inc. (the “Company”) approved an increase in the number of shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), designated as Series A preferred stock (the “Series A Stock”) from 1,500,000 to 1,750,000. Following the approval, the Company filed an amendment to a certificate of designation dated May 25, 2022, as previously amended on March 6, 2023, October 8, 2024 and March 18, 2025 (together, the “Certificate of Designation”), with the Nevada Secretary of State in order to effect the foregoing increase. A copy of the amendment, which was subject to certain unanticipated processing delays, is attached hereto as Exhibit 3.12.

The Series A Stock has the voting powers, designations, preferences, limitations, restrictions and relative rights set forth in the original Certificate of Designation, a copy of which was filed as Exhibit 3.3 to the Company’s current report on Form 8-K dated May 27, 2022.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit Description
3.12	Amendment to Certificate of Designation dated August 28, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATED: October 1, 2025	By:	/s/ Emil Malak
Emil Malak
Chief Executive Officer